UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report — October 8, 2010

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Berkshire Blvd., Suite 200, Wyomissing, PA	19610
(Address of principal executive offices)	(Zip Code)

(610) 373-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On October 8, 2010, Penn National Gaming, Inc. (the “Company”) announced that it had purchased from Bank of Scotland plc, a unit of Lloyds Banking Group, all of the outstanding bank debt of The M Resort LLC (“M Resort”) together with $160 million of subordinated debt formerly held by MGM Resorts International, which collectively represents all of the outstanding debt of M Resort, for $230.5 million.  The Company intends to convert this debt into ownership of the M Resort and is currently evaluating its options to ensure that such conversion is accomplished pursuant to an optimal structure.  Any conversion transaction will be subject to, among other things, the review and approval of the Nevada Gaming Commission and the Nevada Gaming Control Board.

The full text of the press release is attached as Exhibit 99.1.

Forward-looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from expectations, including, but not limited to, risks related to our ability to receive the regulatory approvals required to complete, or other delays or impediments to completing, our obtaining control of the equity or assets of M Resort, including litigation from third parties.  The Company does not intend to update publicly any forward-looking statements except as required by law.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release issued by Penn National Gaming, Inc. on October 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 14, 2010	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Penn National Gaming, Inc. on October 8, 2010.